UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2008, the Board of Directors of CF Industries Holdings, Inc. (the “Company”) approved amendments to Sections 4 and 5 of Article II and Section 13 of Article VIII of the Company’s Amended and Restated Bylaws, as amended through October 24, 2007 (the “Bylaws”).

The amendments to Sections 4 and 5 of Article II of the Bylaws provide that additional information must be set out in a stockholder’s notice to the Secretary with respect to a nomination for election to the Board of Directors and a stockholder proposal of business at an annual meeting of stockholders.  The amended Bylaws provide that the stockholder must, in addition to the information that was previously required, provide the following information with respect to the stockholder and any Stockholder Associated Person (as defined in the amended Bylaws):  (i) the nominee holder for and number of shares owned beneficially by such person; (ii) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company; (iii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business or the nominee for election on the date of such stockholder’s notice; (iv) a description of all agreements, arrangements or understandings between or among such persons or any other person in connection with the proposal of such business or nomination by such stockholder; (v) with respect to stockholder nominees for election to the Board of Directors, any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee on the other hand and (vi) notice whether such persons intend to solicit proxies in connection with the proposed business or nomination by such stockholder.

The amendments to Sections 4 and 5 of Article II of the Bylaws also mandate that any information required to be provided to the Secretary shall be supplemented to speak as of the record date for the meeting.  This supplemental information must be provided to the Secretary no later than ten (10) days after such record date.  In addition, with respect to stockholder nominees for the Board of Directors, the Company may require any proposed nominee to furnish such other information as may reasonably be required by it to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In addition, Section 13 of Article VIII of the Bylaws was added to clarify that modifications to the indemnification and advancement of expenses provisions of the Bylaws do not adversely impact rights to indemnification or advancement of expenses with respect to acts or omissions occurring prior to such modification.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated on

December 12, 2008, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of CF Industries Holdings, Inc., as amended through December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/	Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of CF Industries Holdings, Inc., as amended through December 12, 2008.